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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




 Date of Report (Date of earliest event reported)                  July 18, 2005



                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                001-16317            95-4079863
  (State or other jurisdiction     (Commission          (IRS Employer
        of incorporation)          File Number)       Identification No.)



                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)




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ITEM 8.01.  OTHER EVENTS

         Contango Oil & Gas Company (AMEX:MCF) announced today that it has sold in a private transaction $10.0 million of its Series D Preferred Stock. The shares were purchased by a group of private investors. The Series D Preferred Stock is perpetual and is convertible at any time into shares of Contango common stock at a price of $12.00 per share. The dividend on the Series D Preferred Stock can be paid quarterly in cash at a rate of 6.0% per annum or paid-in-kind at a rate of 7.5% per annum. The Company has agreed to file a registration statement covering the common shares issuable upon conversion of the Series D Preferred Stock. Energy Capital Solutions, LP acted as the placement agent for this offering. The Company's fully diluted shares after this offering, assuming the preferred shares are converted into common, and upon the exercise of all outstanding options, would be 16,723,804.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         The following is a list of exhibits filed as part of this Form 8-K. Where so indicated by footnote, exhibits, which were previously filed, are incorporated by reference.

Exhibit No.                     Description of Document
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     99.1                  Press release dated July 18, 2005.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CONTANGO OIL & GAS COMPANY



Date:  July 18, 2005                   By:  /s/  KENNETH R. PEAK
                                            ------------------------------------
                                            Kenneth R. Peak
                                            Chairman and Chief Executive Officer


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